EXHIBIT 99.1

NEWS RELEASE

LivaNova Reports Second Quarter 2021 Results and
Appoints Alex Shvartsburg as Chief Financial Officer

London, July 28, 2021 – LivaNova PLC (NASDAQ: LIVN), a market-leading medical technology and innovation company, today reported results for the quarter ended June 30, 2021.
For the second quarter of 2021, worldwide sales from continuing operations were $264.5 million, an increase of 45.2 percent on a reported basis and 41.0 percent on a constant-currency1 basis, as compared to the same quarter of the previous year. Worldwide sales from continuing operations for the second quarter of 2021, excluding sales related to the Heart Valves business that was divested effective June 1 as part of the initial closing, were $249.8 million, an increase of 51.6 percent on a reported basis and 47.6 percent on a constant-currency1 basis, as compared to the same quarter of the previous year. On the basis of U.S. Generally Accepted Accounting Principles (GAAP), second quarter 2021 diluted loss per share from continuing operations was $1.13. Second quarter 2021 adjusted diluted earnings per share from continuing operations was $0.52.
“As we navigate shifting market dynamics resulting from the pandemic, we continue to gain momentum in Epilepsy sales growth across all regions,” said Damien McDonald, Chief Executive Officer of LivaNova. “Procedure volumes in Neuromodulation continue to recover, especially replacement implant volumes. Across our businesses, certain countries in our Europe and Rest of World regions remain challenged by COVID-19. Looking ahead, we are focused on delivering critical medical devices and therapies to significant patient populations, while managing our core businesses to drive profitability and cash generation. We also remain committed to investing in our pipeline and taking the appropriate actions to position our business for long-term growth.”

1Constant-currency percent change is a non-GAAP metric. For an explanation of this and other non-GAAP metrics used in this release, please see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP metrics, please see the tables that accompany the press release.

Second Quarter 2021 Results
The following table summarizes worldwide sales for the second quarter of 2021 by business:

$ in millions	Three Months Ended June 30,		% Change	Constant-Currency % Change
Business / Product Line:	2021	2020
Cardiopulmonary	$117.9	$101.1	16.6%	12.1%
Heart Valves	14.7	17.5	(15.7)%	(21.5)%
Advanced Circulatory Support	13.3	6.0	120.8%	120.3%
Cardiovascular	145.9	124.5	17.1%	12.6%
Neuromodulation	117.6	57.2	105.6%	102.4%
Other	1.0	0.5	111.8%	N/A
Total Net Sales	$264.5	$182.2	45.2%	41.0%

Total Net Sales, Excluding Heart Valves	$249.8	$164.7	51.6%	47.6%
•Note: Numbers may not add precisely due to rounding. Constant-currency percent change and Total Net Sales, Excluding Heart Valves are non-GAAP metrics. For an explanation of these and other non-GAAP metrics used in this release, please see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP metrics, please see the tables that accompany the press release.

All sales growth rates below reflect comparable, constant-currency growth. Constant-currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.
Cardiovascular
Cardiovascular sales, which include Cardiopulmonary, Heart Valves and Advanced Circulatory Support (ACS) products, were $145.9 million, representing a 12.6 percent increase versus the second quarter of 2020.
Sales in Cardiopulmonary products were $117.9 million, representing a 12.1 percent increase versus the second quarter of 2020. The sales increase was primarily related to growth in oxygenators, largely in the Europe and U.S. regions, partially offset by a reduction in capital equipment purchases in the Rest of World region.
Heart Valve sales were $14.7 million, a decrease of 21.5 percent compared to sales of $17.5 million in the second quarter of 2020, representing a full quarter of sales. This decrease is related to the impact of the Heart Valves business divestiture that was effective June 1 as part of the initial closing.
ACS sales were $13.3 million in the quarter, an increase of 120.3 percent compared to the second quarter of 2020, due to the continued adoption of LifeSPARC® in the U.S. and an increase in procedure volumes.

Neuromodulation
Neuromodulation sales were $117.6 million in the second quarter, representing a 102.4 percent increase versus the second quarter of 2020. This increase reflects improving market dynamics across all regions, particularly in the U.S.
Financial Performance
On a U.S. GAAP basis, second quarter 2021 operating loss from continuing operations was $34.9 million. Adjusted operating income from continuing operations for the second quarter of 2021 was $39.3 million, as compared to an adjusted operating loss from continuing operations for the second quarter of 2020 of $4.2 million. This increase was primarily driven by favorable sales results and margin improvements.
On a U.S. GAAP basis, second quarter 2021 effective tax rate was a negative 8.1 percent, as compared to a negative 306.0 percent in the second quarter of 2020. The adjusted effective tax rate in the quarter was 14.7 percent, as compared to 2.8 percent in the second quarter of 2020, related to changes in the geographic income mix.
On a U.S. GAAP basis, second quarter 2021 diluted loss per share from continuing operations was $1.13. Second quarter 2021 adjusted diluted earnings per share from continuing operations was $0.52, as compared to a loss of $0.15 per share in the second quarter of 2020.
2021 Updated Guidance
Based upon our performance in the first half of 2021, LivaNova worldwide net sales from continuing operations for full-year 2021 are expected to grow between 5 and 10 percent on a constant-currency basis. Adjusted diluted earnings per share from continuing operations for 2021 are expected to be in the range of $1.60 to $1.90. In 2021, the Company estimates that adjusted free cash flow will be in the range of $35 to $55 million.
Appointment of Chief Financial Officer
LivaNova announced today that it has appointed Alex Shvartsburg to the role of Chief Financial Officer (CFO) effective August 1. Shvartsburg has served as interim CFO of LivaNova since October 31, 2020 and brings over 25 years of relevant industry experience, serving in roles across global corporate finance, planning and analysis, mergers and acquisitions and treasury. The appointment follows a formal search that was led by Egon Zehnder, an internationally recognized global leadership advisory firm.

“On behalf of the Board of Directors and executive leadership team at LivaNova, we are pleased to officially welcome Alex as the CFO,” said McDonald. “Alex is deeply familiar with our company’s strategy and business and has been instrumental in effecting cost-containment measures, strategically allocating resources, driving margin expansion and improving cash generation. We look forward to his continued contribution and perspective as a part of our leadership team.”
“I believe LivaNova is poised to realize its full potential with its leading Cardiovascular and Neuromodulation platforms. I am eager to play a leadership role in creating value for all of our stakeholders,” said Shvartsburg.
Webcast and Conference Call Instructions
The Company will host a live audio webcast for interested parties commencing at 1 p.m. London time (8 a.m. Eastern Daylight Time) on Wednesday, July 28 that will be accessible through the Investors section of the LivaNova website at www.livanova.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup to receive the audiocast. To listen to the conference call by telephone, dial 844-558-0159 (if dialing from within the U.S. or Canada) or 236-714-3182 (if dialing from outside the U.S. or Canada). The conference ID is 3308297. Within 24 hours of the webcast, a replay will be available under the "News / Events & Presentations" section of the Investors portion of the LivaNova website, where it will be archived and accessible for approximately 90 days.
About LivaNova
LivaNova PLC is a global medical technology and innovation company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through innovative medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 3,000 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide. For more information, please visit www.livanova.com.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant-currency growth. Management believes that referring to comparable, constant-currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net sales growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted tax rate and adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of contingent consideration arrangements, asset impairment charges and product remediation costs that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net sales, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net sales, the effective tax rate and earnings per share, respectively. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of contingent consideration arrangements, product remediation costs, asset impairment charges, and the tax impact of the aforementioned items, tax law changes or other tax matters. Accordingly, reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.

The Company also believes adjusted financial measures such as adjusted gross profit percentage, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating expenses, adjusted operating income from continuing operations, adjusted segment operating income, adjusted income tax expense, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning and to assist in the design of compensation incentive plans. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.
Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, appointments, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net sales, adjusted diluted earnings per share, cash flow from operations, capital expenditures, and depreciation and amortization for 2021, advancing our growth, driving product launches and funding our equity investments, executing on our synergy targets and retaining our focus, energy and discipline as a company, and serving the needs of our customers and patients. Important factors that may cause actual results to differ include, but are not limited to: (i) the severity and duration of the COVID-19 pandemic and its impact on our business, financial condition and results of operations; (ii) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (iii) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (iv) the ability to hire and retain key personnel; (v) the ability to attract new customers and retain existing customers in the manner anticipated; (vi) changes in legislation or governmental regulations affecting LivaNova; (vii) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (viii) conditions in the credit markets; (ix) business and other financial risks inherent to the industries in which LivaNova operates; (x) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xi) LivaNova’s international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xii) the potential for international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs; (xiii) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; and (xiv) organizational and governance structure. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Lindsey Little Senior Director, Investor Relations Phone: +1 281-895-2382 e-mail: InvestorRelations@livanova.com

LIVANOVA PLC
NET SALES
(U.S. dollars in millions)
	Three Months Ended June 30,
	2021	2020	% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
Cardiopulmonary
US	$37.4	$25.8	44.8%	44.8%
Europe	35.1	23.3	50.8%	37.7%
Rest of World	45.4	51.9	(12.7)%	(15.6)%
Total	117.9	101.1	16.6%	12.1%
Heart Valves
US	2.2	2.5	(11.1)%	(11.1)%
Europe	6.1	5.3	14.5%	3.2%
Rest of World	6.4	9.6	(33.7)%	(37.9)%
Total	14.7	17.5	(15.7)%	(21.5)%
Advanced Circulatory Support
US	13.0	5.7	128.7%	128.7%
Europe	0.2	0.3	NM	NM
Rest of World	0.1	—	NM	NM
Total	13.3	6.0	120.8%	120.3%
Cardiovascular
US	52.6	34.0	54.7%	54.7%
Europe	41.4	28.9	43.1%	30.4%
Rest of World	51.9	61.6	(15.8)%	(18.9)%
Total	145.9	124.5	17.1%	12.6%
Neuromodulation
US	91.8	44.2	107.6%	107.6%
Europe	14.6	6.4	127.6%	104.8%
Rest of World	11.3	6.6	71.0%	65.1%
Total	117.6	57.2	105.6%	102.4%
Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of World	1.0	0.5	111.8%	N/A
Total	1.0	0.5	111.8%	N/A
Totals
US	144.3	78.2	84.6%	84.6%
Europe	56.0	35.4	58.5%	43.9%
Rest of World	64.1	68.7	(6.6)%	(10.1)%
Total	$264.5	$182.2	45.2%	41.0%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
*	The sales results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC
NET SALES
(U.S. dollars in millions)
	Six Months Ended June 30,
	2021	2020	% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
Cardiopulmonary
US	$73.1	$62.7	16.7%	16.7%
Europe	65.8	57.5	14.3%	4.6%
Rest of World	87.7	97.2	(9.8)%	(13.1)%
Total	226.6	217.4	4.2%	0.2%
Heart Valves
US	4.9	5.9	(15.9)%	(15.9)%
Europe	14.4	14.9	(3.2)%	(11.8)%
Rest of World	16.8	21.9	(23.2)%	(26.9)%
Total	36.2	42.7	(15.2)%	(20.1)%
Advanced Circulatory Support
US	25.5	15.7	62.1%	62.1%
Europe	0.4	0.7	NM	NM
Rest of World	0.3	0.1	NM	NM
Total	26.3	16.5	59.2%	58.8%
Cardiovascular
US	103.6	84.3	22.9%	22.9%
Europe	80.6	73.1	10.3%	0.8%
Rest of World	104.9	119.2	(12.1)%	(15.4)%
Total	289.0	276.6	4.5%	0.5%
Neuromodulation
US	174.1	117.5	48.2%	48.2%
Europe	26.3	17.0	54.6%	40.3%
Rest of World	21.0	12.4	69.4%	66.9%
Total	221.3	146.9	50.7%	48.8%
Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of World	1.7	1.1	51.3%	N/A
Total	1.7	1.1	51.3%	N/A
Totals
US	277.7	201.8	37.6%	37.6%
Europe	106.9	90.1	18.6%	8.3%
Rest of World	127.6	132.8	(3.9)%	(7.3)%
Total	$512.1	$424.6	20.6%	17.3%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
*	The sales results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended June 30,
	2021	2020	% Change
Net sales	$264.5	$182.2
Cost of sales	90.8	65.7
Gross profit	173.7	116.5	49.1%
Operating expenses:
Selling, general and administrative	122.7	102.7
Research and development	52.6	25.2
Other operating expenses	33.2	3.8
Operating loss from continuing operations	(34.9)	(15.2)	128.8%
Interest expense, net	(16.3)	(5.4)
Foreign exchange and other gains (losses)	0.1	(1.0)
Loss from continuing operations before tax	(51.1)	(21.7)	136.0%
Income tax expense	4.1	66.3
Net loss from continuing operations	(55.3)	(88.0)	(37.1)%
Net loss from discontinued operations, net of tax	—	—
Net loss	($55.3)	($88.0)	(37.1)%

Basic loss per share:
Continuing operations	($1.13)	($1.81)
Discontinued operations	—	—
	($1.13)	($1.81)

Diluted loss per share:
Continuing operations	($1.13)	($1.81)
Discontinued operations	—	—
	($1.13)	($1.81)

Weighted average common shares outstanding:
Basic	48.9	48.6
Diluted	48.9	48.6

* Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Three Months Ended June 30,
	2021	2020	% Change (1)
Adjusted SG&A (1)	$101.5	$79.7	27.4%
Adjusted R&D (1)	43.6	35.2	23.8%
Adjusted operating income (loss) from continuing operations (1)	39.3	(4.2)	(1,035.5)%
Adjusted net income (loss) from continuing operations (1)	25.7	(7.5)	(443.5)%
Adjusted diluted earnings per share from continuing operations (1)	$0.52	($0.15)	(435.1)%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended June 30,		Adjusted (1) Three Months Ended June 30,
	2021	2020	2021	2020
Gross profit	65.7%	63.9%	69.7%	60.7%
SG&A	46.4%	56.4%	38.4%	43.7%
R&D	19.9%	13.8%	16.5%	19.3%
Operating (loss) income from continuing operations	(13.2)%	(8.4)%	14.9%	(2.3)%
Net (loss) income from continuing operations	(20.9)%	(48.3)%	9.7%	(4.1)%
Income tax rate	(8.1)%	(306.0)%	14.7%	2.8%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Six Months Ended June 30,
	2021	2020	% Change
Net sales	$512.1	$424.6
Cost of sales	173.7	141.6
Gross profit	338.4	283.0	19.6%
Operating expenses:
Selling, general and administrative	238.4	227.7
Research and development	97.2	61.1
Other operating expenses	42.0	8.9
Operating loss from continuing operations	(39.3)	(14.6)	168.5%
Interest expense, net	(32.3)	(10.1)
Foreign exchange and other losses	(6.3)	(2.9)
Loss from continuing operations before tax	(77.9)	(27.7)	181.7%
Income tax expense	7.0	21.6
Losses from equity method investments	(0.1)	(0.2)
Net loss from continuing operations	(85.0)	(49.4)	72.0%
Net loss from discontinued operations, net of tax	—	(1.0)
Net loss	($85.0)	($50.4)	68.6%

Basic loss per share:
Continuing operations	($1.74)	($1.02)
Discontinued operations	—	(0.02)
	($1.74)	($1.04)

Diluted loss per share:
Continuing operations	($1.74)	($1.02)
Discontinued operations	—	(0.02)
	($1.74)	($1.04)

Weighted average common shares outstanding:
Basic	48.8	48.5
Diluted	48.8	48.5

* Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Six Months Ended June 30,
	2021	2020	% Change (1)
Adjusted SG&A (1)	$197.8	$183.4	7.8%
Adjusted R&D (1)	85.5	76.1	12.3%
Adjusted operating income from continuing operations (1)	70.9	16.8	321.9%
Adjusted net income from continuing operations (1)	43.3	8.5	410.1%
Adjusted diluted earnings per share from continuing operations (1)	$0.87	$0.17	400.6%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Six Months Ended June 30,		Adjusted (1) Six Months Ended June 30,
	2021	2020	2021	2020
Gross profit	66.1%	66.6%	69.2%	65.1%
SG&A	46.6%	53.6%	38.6%	43.2%
R&D	19.0%	14.4%	16.7%	17.9%
Operating (loss) income from continuing operations	(7.7)%	(3.4)%	13.8%	4.0%
Net (loss) income from continuing operations	(16.6)%	(11.6)%	8.4%	2.0%
Income tax rate	(9.0)%	(78.0)%	13.2%	12.4%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended June 30, 2021	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Heart Valves (D)	Product Remediation Expenses (E)	Financing Transactions (F)	Certain Legal, Contingent Consideration and Other (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales	$90.8	$—	$—	($3.9)	$—	($0.4)	$—	($5.2)	($1.1)	$—	$—	$80.1
Gross profit percent	65.7%	—%	—%	1.5%	—%	0.1%	—%	2.0%	0.4%	—%	—%	69.7%
Selling, general and administrative	122.7	—	—	(3.1)	—	—	—	(12.2)	(6.0)	—	—	101.5
Selling, general and administrative as a percent of net sales	46.4%	—%	—%	(1.2)%	—%	—%	—%	(4.6)%	(2.3)%	—%	—%	38.4%
Research and development	52.6	—	—	—	—	—	—	(6.3)	(2.8)	—	—	43.6
Research and development as a percent of net sales	19.9%	—%	—%	—%	—%	—%	—%	(2.4)%	(1.0)%	—%	—%	16.5%
Other operating expenses	33.2	(0.1)	(3.6)	—	(0.1)	—	—	(29.4)	—	—	—	—
Operating (loss) income from continuing operations	(34.9)	0.1	3.6	7.0	0.1	0.4	—	53.1	9.9	—	—	39.3
Operating margin percent	(13.2)%	—%	1.4%	2.6%	—%	0.1%	—%	20.1%	3.7%	—%	—%	14.9%
Income tax expense	4.1	—	0.2	0.5	3.6	0.1	—	(0.6)	0.3	(3.9)	—	4.4
Net (loss) income from continuing operations	(55.3)	0.1	3.4	6.4	(3.5)	0.3	5.7	50.5	9.6	3.9	4.6	25.7
Diluted EPS - Continuing Operations	($1.13)	$—	$0.07	$0.13	($0.07)	$0.01	$0.11	$1.01	$0.19	$0.08	$0.09	$0.52

GAAP results for the three months ended June 30, 2021 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Loss associated with the sale of Heart Valves
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs associated with our June 2020 financing transactions, including the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements, other matters, remeasurement of contingent consideration related to acquisitions and dividend income
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items
(J)	Primarily relates to non-cash interest expense on our Senior Secured Term Loan and Cash Exchangeable Senior Notes
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended June 30, 2020	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Financing Transactions (E)	Certain Legal, Contingent Consideration and Other (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales	$65.7	$—	$—	($5.0)	($4.3)	$—	$15.4	($0.3)	$—	$—	$71.6
Gross profit percent	63.9%	—%	—%	2.7%	2.3%	—%	(8.5)%	0.2%	—%	—%	60.7%
Selling, general and administrative	102.7	—	—	(4.8)	—	(2.5)	(6.5)	(9.3)	—	—	79.7
Selling, general and administrative as a percent of net sales	56.4%	—%	—%	(2.6)%	—%	(1.4)%	(3.6)%	(5.1)%	—%	—%	43.7%
Research and development	25.2	—	—	—	—	—	10.5	(0.4)	—	—	35.2
Research and development as a percent of net sales	13.8%	—%	—%	—%	—%	—%	5.7%	(0.2)%	—%	—%	19.3%
Other operating expenses	3.8	(2.0)	(0.8)	—	—	—	(1.0)	—	—	—	—
Operating loss from continuing operations	(15.2)	2.0	0.8	9.8	4.3	2.5	(18.4)	10.0	—	—	(4.2)
Operating margin percent	(8.4)%	1.1%	0.4%	5.4%	2.3%	1.4%	(10.1)%	5.5%	—%	—%	(2.3)%
Income tax expense (benefit)	66.3	—	(0.2)	1.4	0.5	—	0.6	(0.4)	(67.9)	(0.5)	(0.2)
Net loss from continuing operations	(88.0)	2.0	1.0	8.4	3.8	2.7	(19.0)	10.4	67.9	3.3	(7.5)
Diluted EPS - Continuing Operations	($1.81)	$0.04	$0.02	$0.17	$0.08	$0.05	($0.39)	$0.21	$1.40	$0.07	($0.15)

GAAP results for the three months ended June 30, 2020 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs associated with our June 2020 financing transactions, including the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(F)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters, remeasurement of contingent consideration related to acquisitions
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(I)	Primarily relates to non-cash interest expense on our Senior Secured Term Loan and Cash Exchangeable Senior Notes, interest related to the 3T Heater-Cooler matter and intellectual property migration
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Six Months Ended June 30, 2021	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Heart Valves (D)	Product Remediation Expenses (E)	Financing Transactions (F)	Certain Legal, Contingent Consideration and Other (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales	$173.7	$—	$—	($7.9)	$—	($0.4)	$—	($5.6)	($1.8)	$—	$—	$157.9
Gross profit percent	66.1%	—%	—%	1.5%	—%	0.1%	—%	1.1%	0.3%	—%	—%	69.2%
Selling, general and administrative	238.4	—	—	(6.1)	—	—	—	(21.1)	(13.3)	—	—	197.8
Selling, general and administrative as a percent of net sales	46.6%	—%	—%	(1.2)%	—%	—%	—%	(4.1)%	(2.6)%	—%	—%	38.6%
Research and development	97.2	—	—	0.1	—	—	—	(7.5)	(4.3)	—	—	85.5
Research and development as a percent of net sales	19.0%	—%	—%	—%	—%	—%	—%	(1.5)%	(0.8)%	—%	—%	16.7%
Other operating expenses	42.0	(0.7)	(9.7)	—	0.8	—	—	(32.4)	—	—	—	—
Operating (loss) income from continuing operations	(39.3)	0.7	9.7	14.0	(0.8)	0.4	—	66.6	19.5	—	—	70.9
Operating margin percent	(7.7)%	0.1%	1.9%	2.7%	(0.2)%	0.1%	—%	13.0%	3.8%	—%	—%	13.8%
Income tax expense	7.0	—	0.3	1.1	3.7	0.1	—	—	0.5	(6.2)	—	6.6
Net (loss) income from continuing operations	(85.0)	0.7	9.4	12.9	(4.6)	0.3	16.4	58.9	18.9	6.2	9.2	43.3
Diluted EPS - Continuing Operations	($1.74)	$0.01	$0.19	$0.26	($0.09)	$0.01	$0.33	$1.18	$0.38	$0.13	$0.18	$0.87

GAAP results for the six months ended June 30, 2021 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Gain associated with the sale of Heart Valves
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs associated with our June 2020 financing transactions, including the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements, other matters, remeasurement of contingent consideration related to acquisitions, gain from remeasurement of an investment and dividend income
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to non-cash interest expense on our Senior Secured Term Loan and Cash Exchangeable Senior Notes
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Six Months Ended June 30, 2020	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Financing Transactions (E)	Certain Legal, Contingent Consideration and Other (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales	$141.6	$—	$—	($10.9)	($5.7)	$—	$24.2	($0.9)	$—	$—	$148.3
Gross profit percent	66.6%	—%	—%	2.6%	1.4%	—%	(5.7)%	0.2%	—%	—%	65.1%
Selling, general and administrative	227.7	—	—	(9.6)	—	(2.5)	(15.6)	(16.6)	—	—	183.4
Selling, general and administrative as a percent of net sales	53.6%	—%	—%	(2.2)%	—%	(0.6)%	(3.7)%	(3.9)%	—%	—%	43.2%
Research and development	61.1	—	—	(0.1)	—	—	16.6	(1.5)	—	—	76.1
Research and development as a percent of net sales	14.4%	—%	—%	—%	—%	—%	3.9%	(0.4)%	—%	—%	17.9%
Other operating expenses	8.9	(5.5)	(2.4)	—	—	—	(1.0)	—	—	—	—
Operating (loss) income from continuing operations	(14.6)	5.5	2.4	20.5	5.7	2.5	(24.3)	19.0	—	—	16.8
Operating margin percent	(3.4)%	1.3%	0.6%	4.8%	1.4%	0.6%	(5.7)%	4.5%	—%	—%	4.0%
Income tax expense	21.6	0.3	—	2.9	0.8	—	2.0	0.6	(27.0)	—	1.2
Net (loss) income from continuing operations	(49.4)	5.2	2.4	17.6	5.0	2.7	(26.3)	18.4	27.0	6.0	8.5
Diluted EPS - Continuing Operations	($1.02)	$0.11	$0.05	$0.36	$0.10	$0.05	($0.54)	$0.38	$0.55	$0.12	$0.17

GAAP results for the six months ended June 30, 2020 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs associated with our June 2020 financing transactions, including the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(F)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters, remeasurement of contingent consideration related to acquisitions
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(I)	Primarily relates to non-cash interest expense on our Senior Secured Term Loan and Cash Exchangeable Senior Notes, interest related to the 3T Heater-Cooler matter and intellectual property migration
* Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	June 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$329.4	$252.8
Accounts receivable, net of allowance	182.2	184.4
Inventories	127.2	126.7
Prepaid and refundable taxes	36.2	60.2
Assets held for sale	—	70.5
Current derivative assets	105.4	2.1
Prepaid expenses and other current assets	28.8	22.7
Total Current Assets	809.1	719.4
Property, plant and equipment, net	157.4	163.8
Goodwill	918.3	922.3
Intangible assets, net	419.2	437.6
Operating lease assets	49.9	50.5
Investments	15.3	31.1
Deferred tax assets	1.9	3.0
Long-term derivative assets	—	72.3
Other assets	25.5	11.2
Total Assets	$2,396.5	$2,411.4
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$232.0	$13.3
Accounts payable	61.3	73.7
Accrued liabilities and other	100.2	88.0
Current derivative liabilities	174.9	7.4
Current litigation provision liability	53.2	28.6
Taxes payable	18.4	16.5
Accrued employee compensation and related benefits	62.2	51.9
Liabilities held for sale	—	29.7
Total Current Liabilities	702.2	309.1
Long-term debt obligations	431.0	642.3
Contingent consideration	97.0	89.9
Litigation provision liability	7.0	7.9
Deferred tax liabilities	10.5	8.9
Long-term operating lease liabilities	42.7	42.2
Long-term employee compensation and related benefits	18.4	20.6
Long-term derivative liabilities	0.2	121.9
Other long-term liabilities	47.0	49.7
Total Liabilities	1,356.1	1,292.5
Total Stockholders’ Equity	1,040.5	1,118.8
Total Liabilities and Stockholders’ Equity	$2,396.5	$2,411.4

* Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Six Months Ended June 30,
	2021	2020
Operating Activities:
Net loss	($85.0)	($50.4)
Non-cash items included in net loss:
Stock-based compensation	19.5	19.0
Amortization	13.4	19.7
Remeasurement of derivative instruments	13.2	(7.3)
Depreciation	12.3	13.6
Remeasurement of contingent consideration to fair value	10.7	(46.0)
Amortization of debt issuance costs	9.0	1.2
Amortization of operating lease assets	8.9	6.3
Remeasurement of Respicardia investment and loan	(4.6)	—
Deferred tax expense	1.4	46.2
Other	1.4	4.2
Changes in operating assets and liabilities:
Accounts receivable, net	(4.7)	66.3
Inventories	1.2	(16.2)
Other current and non-current assets	18.8	(10.3)
Accounts payable and accrued current and non-current liabilities	3.6	(48.0)
Taxes payable	2.5	(2.2)
Litigation provision liability	23.7	(121.2)
Net cash provided by (used in) operating activities	45.1	(125.1)
Investing Activities:
Purchases of property, plant and equipment	(14.6)	(18.0)
Purchase of investments	(2.1)	(3.2)
Proceeds from sale of Heart Valves, net of cash disposed	41.8	—
Proceeds from sale of Respicardia investment and loan	23.1	—
Loans to investees	—	(2.3)
Other	(1.4)	0.7
Net cash provided by (used in) investing activities	46.7	(22.7)
Financing Activities:
Shares repurchased from employees for minimum tax withholding	(11.1)	(5.2)
Payment of contingent consideration	(4.4)	(5.3)
Proceeds from share issuances under ESPP	1.8	2.1
Repayment of long-term debt obligations	(1.3)	(481.3)
Debt issuance costs	(0.4)	(20.0)
Change in short-term borrowing, net	0.1	(1.5)
Proceeds from long-term debt obligations	—	886.9
Proceeds from short term borrowings (maturities greater than 90 days)	—	46.7
Repayments of short term borrowings (maturities greater than 90 days)	—	(44.8)
Purchase of capped call	—	(43.1)
Closing adjustment payment for sale of CRM business	—	(14.9)
Other	1.2	—
Net cash (used in) provided by financing activities	(14.1)	319.7
Effect of exchange rate changes on cash and cash equivalents	(1.2)	(0.6)
Net increase in cash and cash equivalents	76.6	171.4
Cash and cash equivalents at beginning of period	252.8	61.1
Cash and cash equivalents at end of period	$329.4	$232.5

* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
	Three Months Ended June 30,		% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
	2021	2020
GAAP net sales	$264.5	$182.2	45.2%	41.0%
Less Heart Valves net sales	14.7	17.5	(15.7)%	(21.5)%
Net sales excluding Heart Valves	$249.8	$164.7	51.6%	47.6%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
*	Numbers may not add precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share from continuing operations, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share from continuing operations (in millions of shares):

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (shares in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP diluted weighted average shares outstanding	48.9	48.6	48.8	48.5
Add effects of stock-based compensation instruments	0.9	—	0.9	0.3
Adjusted diluted weighted average shares outstanding (1)	49.8	48.6	49.7	48.8

(1)	Adjusted diluted weighted average shares outstanding is a non-GAAP measure and includes the effects of stock-based compensation instruments, as reconciled in the above table.
*	Numbers may not add precisely due to rounding.